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                                                                    Exhibit 21.1

                       CHINA GRENTECH CORPORATION LIMITED

                              LIST OF SUBSIDIARIES

Wholly-Owned Subsidiaries

     1.   GrenTech(BVI) Limited, a British Virgin Islands company; and

     2.   Shenzhen GrenTech Co., Ltd., a PRC Company.

Affiliated Entities Consolidated in the Registrant's Financial Statement

     1.   Shenzhen Lingxian Technology Co., Ltd., a PRC Company;

     2.   Quanzhou Lake Communication Co., Ltd., a PRC Company; and

     3.   Quanzhou Lake Microwave Co., Ltd., a PRC Company.